SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 6, 2011

EXOBOX TECHNOLOGIES CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51689	88-0456274
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

5780 Avenida Robledal
Pensacola, Florida	32504
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 384-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2011 Exobox Technologies Corp and its wholly owned subsidiary SUEZ Technology Crop completed all the elements necessary to finalize the sale of all its technology, patents, software and related assets to Burnt Hickory, LLC (a Delaware private Corp). The board was given approval to enter into this transaction by shareholders at the January 21, 2011 shareholder meeting. Burnt Hickory’s LLC’s Managing Partner, Mr. Richard Kampa was a previous CEO of Exobox Technologies Corp. Generally, under the terms of the agreement: (1) $340,000 of Exobox secured debt plus accrued interest was assumed by Burnt Hickory, (2) Burnt Hickory issued a $615,000 note payable to SUEZ TECHNOLOGY CORP (Exobox’s wholly owned subsidiary), and (3) Burnt Hickory is obligated to pay royalties after the development of the technology and upon the profitable sale of the software. Exobox Technology Corp and/or SUEZ TECHNOLOGY CORP doesn’t expect to receive any payments on either its note receivable or royalties from Burnt Hickory in the immediate future.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 8, 2011 Exobox Technologies Corp and SUEZ TECHNOLOGY CORP sold all of the company’s patents, technology and software to Burnt Hickory, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2011
EXOBOX TECHNOLOGIES CORP

By:  /s/ Jacob Cukjati

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Jacob Cukjati

Chief Executive Officer

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